Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-82081 on Form S-8 of our report dated February 21, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Flowserve Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

June 24, 2013